QuickLinks -- Click here to rapidly navigate through this document

Exhibit 99.3

CONSENT OF CHERYL R. BISHOP

        In accordance with Rule 438 promulgated under the Securities Act of 1933, as amended, in connection with the contemplated merger (the "Merger") of Skagit Bancorp, Inc. with and into Banner Corporation ("Banner"), I hereby consent to being named in the Registration Statement on Form S-4, and all amendments and supplements thereto, filed by Banner with the Securities and Exchange Commission in connection with the Merger (the "Registration Statement") as a person who is to become a director of Banner upon consummation of the Merger, and to the filing of this consent with the Registration Statement.

/s/ Cheryl R. Bishop
Cheryl R. Bishop August 24, 2018

QuickLinks

  Exhibit 99.3
CONSENT OF CHERYL R. BISHOP